Exhibit 99.1

Harleysville Group Reports First Quarter 2008 Results

First quarter highlights:

  Operating earnings increase 14 percent to $0.80 per share
  Statutory combined ratio1 of 96.6 percent [98.1 percent adjusted for pooling change]
  Operating return on equity grows to 13.9 percent
  Book value up 11 percent from one year ago to $25.55 per share

HARLEYSVILLE, Pa.--(BUSINESS WIRE)--Harleysville Group Inc. (NASDAQ:HGIC) today reported diluted operating income of $0.80 per share for the first quarter of 2008, compared to $0.70 per share in the first quarter of 2007. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments. See below for the company’s reported GAAP net income.

“We’re pleased to report that we’ve begun 2008 with another strong quarter, as we continue to see ongoing, steady improvement in our operating earnings. We posted our 13th straight quarter of double-digit percentage growth in operating income, as our operating earnings grew by 14 percent, to $0.80 per share, in the first quarter,” commented Michael L. Browne, Harleysville Group’s president and chief executive officer. “Our first quarter statutory combined ratio, adjusted to exclude the non-recurring impact of the pooling change, was 98.1 percent, and we generated an operating return on equity of 13.9 percent for the trailing 12 months. We continue to maintain our solid capital base and a strong balance sheet, a modest debt-to-capital ratio of 14 percent2, a high-quality investment portfolio, and a premium-to-surplus ratio of 1.4 to 1—all of which provide the sound financial position for us to write our agents’ best business.”

The company reported diluted net income of $0.79 per share in the first quarter of 2008, compared to $0.71 per share in the first quarter of 2007. There was a $0.01 per share realized investment loss in the first quarter of 2008, compared to a $0.01 per share gain in the first quarter of 2007.

First quarter net written premiums, excluding the non-recurring impact of the pooling change, increased 12 percent to $231.9 million in 2008, compared to $207.0 million in the same period in 2007. As previously announced, on January 1, Harleysville Group and Harleysville Mutual Insurance Company amended their intercompany pooling arrangement to increase the aggregate share of the pool for the insurance subsidiaries of Harleysville Group to 80 percent from 72 percent. The increase in net written premiums, on a basis unadjusted for the pooling change, includes $45.7 million in unearned premium reserves transferred to Harleysville Group from Harleysville Mutual Insurance Company at the January 1, 2008, effective date of the change. Furthermore, the increase in Harleysville Group’s percentage of the pool resulted in $23.2 million in additional written premiums during the quarter. Excluding both impacts from the pooling change—the one-time unearned premium transfer and the change in the pooling percentage—net written premiums increased 1%.

Harleysville Group’s overall statutory combined ratio was 96.6 percent in the first quarter of 2008, compared to 97.9 percent in the first quarter of 2007. The increase in the intercompany pooling agreement had a 1.5 point non-recurring favorable impact to the statutory expense ratio for the quarter as a result of the $45.7 million in unearned premiums transferred, which was partially offset by $11.4 million of ceding commission paid at the January 1, 2008, effective date of the change. Adjusting for this pool change, the combined ratio was 98.1 percent.

First quarter pretax investment income increased 7 percent to $29.2 million, while after-tax investment income grew 8 percent in the first quarter to $21.2 million. Operating cash flow for the first quarter, excluding the non-recurring impact of the pool change, was $32.3 million, compared to $59.4 million in the first quarter of 2007.

Commercial lines — Net written premiums in commercial lines increased 12 percent to $195.8 million in the first quarter of 2008. The increase substantially reflects the change in the company’s pooling agreement. Excluding the impact of the change to the pooling percentage, net written premiums increased 1 percent. The commercial lines statutory combined ratio adjusted for the non-recurring impact of the pooling change was 99.0 percent in the first quarter of 2008, versus 97.9 percent in the first quarter of 2007.

Personal lines — Net written premiums in personal lines were up 12 percent to $36.0 million in the first quarter of 2008, again driven substantially by the pooling change. Excluding the impact of the change to the pooling percentage, net written premiums increased 1 percent. Harleysville Group’s personal lines statutory combined ratio adjusted for the non-recurring impact of the pooling change was 94.0 percent in the first quarter of 2008, versus 98.5 percent during the first quarter of 2007.

Outlook — “As we progress through 2008 and the longer term, we will remain focused on the basics of our business as we seek to consistently produce the kind of quality results we are reporting today—improving earnings, profitable underwriting and operating ROE over 12 percent—while always maintaining a healthy balance sheet,” Browne said. “The insurance marketplace remains challenging, and we are committed to retaining our best business, as well as generating responsible, profitable growth. However, we will not compromise underwriting quality to chase a near-term growth goal. Instead, we will remain disciplined—despite the current soft market conditions—as we focus on our goal of maintaining a long-term underwriting profit and the ongoing improvement in our performance that will continue to differentiate us throughout 2008 and beyond.”

Webcast — The company will host a live Webcast tomorrow, April 23, 2008, at 8 a.m. (ET) to discuss its first quarter results. The Webcast and a replay will be available from the Investors section of the company’s Web site (www.harleysvillegroup.com).

GAAP and non-GAAP financial measures — The company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for, among other things, goal setting, determining employee and senior management compensation, and evaluating performance.

Corporate profile — Harleysville Insurance is a leading regional provider of insurance products and services for small and mid-sized businesses, as well as for individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on net written premiums. Harleysville was listed recently as #23 in the InformationWeek 500, the publication’s annual listing of the most innovative information technology organizations in the U.S., and was the highest-ranked property and casualty insurer on the 2007 list. Harleysville Mutual Insurance Company owns 52 percent of Harleysville Group Inc. (NASDAQ: HGIC), a publicly traded holding company for nine regional property/casualty insurance companies collectively rated A- (Excellent) by A.M. Best Company. Harleysville Group is listed on the NASDAQ Global Select Market, which is comprised of the top third of all NASDAQ member companies and has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements. Harleysville Group has paid a dividend every quarter since the company went public in 1986, and was one of 3 percent of public companies recognized with a 2007 Mergent Dividend Achiever Award for its long-term history of dividend increases. Harleysville Insurance—which distributes its products exclusively through independent insurance agencies and reflects that commitment to its agency force by being a Trusted Choice® company partner—currently operates in 32 eastern and midwestern states. Further information can be found on the company’s Web site at www.harleysvillegroup.com.

Forward-looking information — Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company’s control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management’s expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results including operating return on equity, premium growth and underwriting results could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

1 “Statutory combined ratio” is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

2 Excludes the effects of SFAS No. 115.

Harleysville Group Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS		Quarter ended March 31
(in thousands, except per share data)		2008	2007
OPERATING RESULTS
Diluted earnings per common share:
Operating income*		$0.80	$0.70
Realized gains (losses), net of income taxes		(0.01)	0.01
Net income		$0.79	$0.71
Cash dividend per common share		$0.25	$0.19

FINANCIAL CONDITION	March 31, 2008		December 31, 2007
Assets	$3,277,311		$3,072,445
Shareholders' equity	$763,377		$758,841
Per common share	$25.55		$25.03

CONSOLIDATED STATEMENTS OF INCOME		Quarter ended March 31
(in thousands, except per share data)		2008	2007
REVENUES:
Premiums earned		$229,373	$205,378
Investment income, net of investment expense		29,198	27,397
Realized investment gains (losses)		(232)	624
Other income		3,516	3,498
Total revenues		261,855	236,897
LOSSES AND EXPENSES:
Losses and loss settlement expenses		147,310	131,151
Amortization of deferred policy acquisition costs		56,956	51,896
Other underwriting expenses		20,911	18,281
Interest expense		1,672	1,765
Other expenses		1,160	1,273
Total expenses		228,009	204,366
Income before income taxes		33,846	32,531
Income taxes		9,704	9,629
Net income		$24,142	$22,902
Weighted average number of shares outstanding:
Basic		30,059,446	31,630,213
Diluted		30,447,596	32,116,305
Per common share:
Basic earnings		$0.80	$0.72

Diluted earnings		$0.79	$0.71

RECONCILIATION TO OPERATING INCOME :
Net income		$24,142	$22,902
Less realized investment gains (losses), net of income taxes (benefit)		(151)	406
Operating income		$24,293	$22,496
These financial figures are unaudited.

* Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.

Harleysville Group Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)	March 31, 2008*	December 31, 2007
ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value $302,160 and $319,510)	$294,750	$316,043
Available for sale, at fair value (amortized cost $2,011,866 and $1,831,266)	2,062,384	1,858,192
Equity securities, at fair value (cost $127,393 and $66,433)	125,530	76,297
Short-term investments, at cost, which approximates fair value	90,624	107,941
Total investments	2,573,288	2,358,473
Cash	143	412
Premiums in course of collection	145,680	146,238
Reinsurance receivable	188,689	167,671
Accrued investment income	27,797	26,220
Deferred policy acquisition costs	113,509	101,954
Prepaid reinsurance premiums	40,894	38,721
Property and equipment, net	13,095	13,475
Deferred income taxes	40,533	38,544
Securities lending collateral	81,478	122,053
Due from affiliate	4,943	7,197
Other assets	47,262	51,487
Total assets	$3,277,311	$3,072,445
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Unpaid losses and loss settlement expenses	$1,735,942	$1,546,690
Unearned premiums	500,564	450,186
Accounts payable and accrued expenses	74,496	74,686
Securities lending obligation	84,432	123,542
Debt	118,500	118,500
Total liabilities	2,513,934	2,313,604
Shareholders' equity:
Preferred stock, $1 par value; authorized 1,000,000 shares; none issued
Common stock, $1 par value, authorized 80,000,000 shares; issued 33,885,408 and 33,656,253 shares; outstanding 29,879,938 and 30,322,905 shares	33,885	33,656
Additional paid-in capital	216,825	213,654
Accumulated other comprehensive income	28,122	20,599
Retained earnings	595,332	578,705
Treasury stock, at cost, 4,005,470 and 3,333,348 shares	(110,787)	(87,773)
Total shareholders' equity	763,377	758,841
Total liabilities and shareholders' equity	$3,277,311	$3,072,445
* These financial figures are unaudited.

Harleysville Group Inc. and Subsidiaries
SUPPLEMENTARY FINANCIAL ANALYSTS' DATA
	Quarter ended March 31
(dollars in thousands)	2008	2007
Net premiums written*	$277,578	$207,030
Statutory surplus*	$671,138	$712,129

Pretax investment income	$29,198	$27,397
Related federal income taxes	8,033	7,816
After-tax investment income	$21,165	$19,581

SEGMENT INFORMATION
	Quarter ended March 31
(dollars in thousands)	2008	2007
Revenues:
Premiums earned:
Commercial lines	$189,512	$170,213
Personal lines	39,861	35,165
Total premiums earned	229,373	205,378
Net investment income	29,198	27,397
Realized investment gains (losses)	(232)	624
Other	3,516	3,498
Total revenues	$261,855	$236,897

Income before income taxes:
Underwriting gain (loss):
Commercial lines	($9,531)	$2,092
Personal lines	1,697	1,574
SAP underwriting gain (loss)	(7,834)	3,666
GAAP adjustments	12,030	384
GAAP underwriting gain	4,196	4,050
Net investment income	29,198	27,397
Realized investment gains (losses)	(232)	624
Other	684	460
Income before income taxes	$33,846	$32,531

Income taxes on net investment income	$8,033	$7,816
Income taxes on remaining gain	1,671	1,813
Total income taxes	$9,704	$9,629

Effective tax rate on:
Net investment income	27.5%	28.5%
Income	28.7%	29.6%
These financial figures are unaudited.

* Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

Harleysville Group Inc. and Subsidiaries
STATUTORY DATA BY LINE OF BUSINESS*
	Quarter ended March 31	Quarter ended March 31
	Without Intercompany
	Pooling Transfer**
(dollars in thousands)	2008	2008	2007

Net premiums written:

Commercial:
Automobile	$52,456	$62,759	$50,121
Workers' compensation	30,830	35,938	26,647
Commercial multi-peril	90,839	108,469	79,900
Other commercial	21,690	25,875	18,155

Total commercial	$195,815	$233,041	$174,823

Personal:
Automobile	$18,113	$21,972	$16,527
Homeowners	15,750	19,882	13,660
Other personal	2,182	2,683	2,020

Total personal	$36,045	$44,537	$32,207

Total personal and commercial	$231,860	$277,578	$207,030

Statutory combined ratios:

Commercial:
Automobile	93.7%	92.2%	92.6%
Workers' compensation	111.7%	110.7%	112.6%
Commercial multi-peril	102.6%	101.1%	100.2%
Other commercial	82.4%	80.8%	84.3%

Total commercial	99.0%	97.6%	97.9%

Personal:
Automobile	97.9%	96.3%	104.5%
Homeowners	93.8%	91.1%	92.6%
Other personal	69.2%	68.9%	95.7%

Total personal	94.0%	92.1%	98.5%

Total personal and commercial statutory combined ratio	98.1%	96.6%	97.9%

GAAP combined ratio		98.2%	98.0%

Losses paid	$129,651		$111,687

Net catastrophe losses incurred		$3,026	$2,068
These financial figures are unaudited.

* Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

** The effect of the January 1, 2008, pooling transfer of $45,718,282 of net premiums written (representing the transfer of the January 1, 2008, unearned premium balance) and the effect of the pool transfer on the statutory combined ratios are excluded below for comparative purposes.

CONTACT:
Harleysville Group Inc.
Mark Cummins (Investors)
215-256-5025
mcummins@harleysvillegroup.com
or
Randy Buckwalter (Media)
215-256-5288
rbuckwalter@harleysvillegroup.com